Exhibit 99.2

                           TERMINATION AGREEMENT

          This Termination Agreement, dated as of July 31, 2002 (this "TERMINATION AGREEMENT"), is by and between Interstate Hotels Corporation, a Maryland corporation (the "COMPANY"), on the one hand, and CGLH Partners I LP, a Delaware limited partnership and CGLH Partners II LP, a Delaware limited partnership (together, the "INVESTOR"), on the other hand.

          WHEREAS, the Company and the Investor entered into a Securities Purchase Agreement dated August 31, 2000 (the "PURCHASE AGREEMENT") pursuant to which the Investor, on October 20, 2000, purchased a subordinated convertible note having a principal amount of $25,000,000 and shares of Series B Convertible Preferred Stock, par value $.01 per share, of the Company having an aggregate stated amount of $5,000,000;

          WHEREAS, the Company and the Investor entered into an Investor Agreement dated October 20, 2000 (the "INVESTOR AGREEMENT") setting forth certain rights and obligations of the Company and the Investor in relation to the Purchase Agreement, the transactions contemplated thereby, and the securities issued thereunder;

          WHEREAS, the Company and the Investor entered into a Registration Rights Agreement dated October 20, 2000 (the "REGISTRATION RIGHTS
AGREEMENT") granting the Investor registration rights in respect of certain shares of Class A Common Stock, par value $.01 per share, of the Company;

          WHEREAS, the Company and MeriStar Hotels & Resorts, Inc., a Delaware corporation ("MERISTAR"), entered into an Agreement and Plan of Merger dated as of May 1, 2002 (as amended, the "MERGER AGREEMENT") pursuant to which the Company will be merged with and into MeriStar on the terms and subject to the conditions set forth in the Merger Agreement (the "MERGER");

          WHEREAS, it is a condition to the closing of the Merger that the Company and the Investor shall have agreed to terminate the Purchase Agreement, the Investor Agreement and the Registration Rights Agreement as of the Effective Time (as such term is defined in the Merger Agreement, the "EFFECTIVE TIME").

          NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Termination Agreement and intending to be legally bound hereby, the parties agree as follows, effective as at the Effective Time:


          SECTION 1. Termination of Agreements. As of the Effective Time, except as specified in Section 2, each of the Purchase Agreement, the Investor Agreement and the Registration Rights Agreement shall terminate and shall cease to be of effect (the "Termination").



          SECTION 2. Continuing Obligations. Notwithstanding the
Termination:

          (a) Section 10 of the Purchase Agreement (Indemnification) shall survive the Termination; and

          (b) Section 1.2 (Representations and Warranties of the Company) and Section 1.3 (Representations and Warranties of Investor) of the Investor Agreement shall survive the Termination.



          SECTION 3. Representations and Warranties.
                     ------------------------------

          3.1. The Company. The Company represents and warrants to the Investor that: (i) the Company is duly organized and in good standing under the laws of the state of its organization, (ii) the execution and delivery of this Termination Agreement have been duly authorized by all necessary corporate action on the part of the Company, and (iii) the execution and delivery of this Termination Agreement by the Company and its performance by the Company will not (A) violate any provision of the charter documents or bylaws of the Company, (B) violate or conflict with any restriction of any kind to which the Company is subject or by which any of its assets may be bound, or (C) require the consent, authorization, order or approval of, or filing or registration with, any governmental commission, board, or other regulatory body.

          3.2. The Investor. The Investor represents and warrants to the Company that: (i) the Investor is duly organized and in good standing under the laws of the state of its organization, (ii) the execution and delivery of this Termination Agreement have been duly authorized by all necessary corporate action on the part of the Investor, and (iii) the execution and delivery of this Termination Agreement by the Investor and its performance by the Investor will not (A) violate any provision of the charter documents or bylaws of the Investor, (B) violate or conflict with any restriction of any kind to which the Investor is subject or by which any of its assets may be bound, or (C) require the consent, authorization, order or approval of, or filing or registration with, any governmental commission, board, or other regulatory body.



          SECTION 4. Miscellaneous
                     -------------

          4.1. Amendment; Termination. This Termination Agreement may not be amended except by an instrument in writing signed on behalf of the Company and the Investor. This Termination Agreement will terminate upon a termination of the Merger Agreement in accordance with its terms, and may be earlier terminated by the mutual consent of the Company and the Investor. In the event of termination of this Termination Agreement pursuant to this Section 4.1, this Termination Agreement will become null and void and of no effect with no liability on the part of any party hereto.

          4.2. Entire Agreement; No Third-Party Beneficiaries. This Termination Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to such matters. This Termination Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies.

          4.3. Governing Law; Waiver Of Jury Trial. This Termination Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the law of the state of Delaware without regard to conflict of law principles. Each party acknowledges and agrees that any controversy which may arise under this Termination Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Termination Agreement, or the transactions contemplated by this Termination Agreement. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each such party understands and has considered the implications of this waiver, (iii) each such party makes this waiver voluntarily, and (iv) each such party has been induced to enter into this agreement by, among other things, the mutual waivers and certifications in this Section 4.3.

          4.4. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile:

          IF TO THE COMPANY:
          Interstate Hotels Corporation
          Foster Plaza Ten
          680 Andersen Drive
          Pittsburgh, PA 15220
          Attention:  Timothy Q. Hudak, Esq.
          Facsimile:  (412) 937-3116

          With copies to:
          Jones, Day, Reavis & Pogue
          222 East 41st Street
          New York, New York 10017-6702
          Attention:  Jere R. Thomson, Esq.
          Facsimile:  (212) 755-7306

          IF TO THE INVESTOR:
          c/o Lehman Brothers Holdings Inc.
          1284 Avenue of the Americas,
          13th Floor
          New York, NY  10019
          Attention:  Joseph Flannery
          Facsimile:  (212) 526-7006

          With copies to:

          Fried, Frank, Harris, Shriver & Jacobson
          One New York Plaza
          26th Floor
          New York, New York  10004-1980
          Attention:  Peter Golden, Esq.
          Facsimile:  (212) 869-8586

          and

          Shapiro & Block LLP
          315 Park Avenue South
          19th Floor
          New York, New York 10010
          Attention:  Ellen Shapiro, Esq.
          Facsimile:  (212) 505-4001

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

          4.5. Successors and Assigns. Neither this Termination Agreement nor any of the rights, interests, or obligations under this Termination Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by the Investor without the prior written consent of the Company or by the Company without the prior written consent of the Investor, and any such assignment or delegation that is not consented to will be null and void. This Termination Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns (including, without limitation, any person who becomes a party to the Purchase Agreement, the Investor Agreement or the Registration Rights Agreement as a result of any sale, transfer or assignment of securities of the Company by the Investor).

          4.6. Further Assurances. Each of the Company and the Investor will execute and deliver such other documents and instruments and take such further actions as may be necessary or appropriate or as may be reasonably requested by the other party hereto in order to ensure that each party hereto receives the full benefit of this Termination Agreement.

          4.7. Enforcement. Irreparable damage would occur in the event that any of the provisions of this Termination Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties will be entitled to an injunction or injunctions to prevent breaches of this Termination Agreement and to enforce specifically the terms and provisions of this Termination Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

          4.8. Severability. The provisions of this Termination Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions of this Termination Agreement. If any provision of this Termination Agreement, or the application of that provision to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (b) the remainder of this Termination Agreement and the application of the provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of the provision, or the application of that provision, in any other jurisdiction.

          4.9. Counterparts. This Termination Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

          4.10. Headings. The descriptive headings contained herein are for convenience and reference only and will not affect in any way the meaning or interpretation of this Termination Agreement.

          4.11. Remedies Not Exclusive. All rights, powers and remedies provided under this Termination Agreement or otherwise available in respect hereof at law or in equity will be cumulative and not alternative, and the exercise of any thereof by either party will not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

          4.12. Jurisdiction; Consent to Service of Process.
                -------------------------------------------

          (a) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Chancery or other courts of the State of Delaware (a "DELAWARE COURT"), and any appellate court from any such court, in any suit, action or proceeding arising out of or relating to this Termination Agreement, or for recognition or enforcement of any judgment resulting from any suit, action or proceeding, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in a Delaware Court.

          (b) It will be a condition precedent to each party's right to bring any such suit, action or proceeding that such suit, action or proceeding, in the first instance, be brought in a Delaware Court (unless such suit, action or proceeding is brought solely to obtain discovery or to enforce a judgment), and if each such court refuses to accept jurisdiction with respect thereto, such suit, action or proceeding may be brought in any other court with jurisdiction.

          (c) No party may move to (i) transfer any such suit, action or proceeding from a Delaware Court to another jurisdiction, (ii) consolidate any such suit, action or proceeding brought in a Delaware Court with a suit, action or proceeding in another jurisdiction, or (iii) dismiss any such suit, action or proceeding brought in a Delaware Court for the purpose of bringing the same in another jurisdiction.

          (d) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Termination Agreement in a Delaware Court, (ii) the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court, and
(iii) the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party. Each party irrevocably consents to service of process in any manner permitted by law.

                [Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, each of the parties hereto has caused this Termination Agreement to be signed as of the day and year first written above.



INTERSTATE HOTELS CORPORATION

By:
   --------------------------------
   Name:
   Title:

CGLH PARTNERS I LP

By:  MK/CG-GP LLC
     General Partner

     By:  CG Interstate Associates, LLC
          a Managing Member

          By:  Continental Gencom Holdings, LLC
               its Sole Member

               By:
                  ---------------------------------
                     Name:
                     Title:

     By:  KFP INTERSTATE ASSOCIATES, LLC
          a Managing Member

          By:  KFP Interstate, LLC.
          its Managing Member

                   By:  KFP Holdings, Ltd.
                   its Sole Member

                            By:  Grosvenor, L.C.
                                 its General Partner

                                 By:
                                    --------------------------
                                       Name:
                                       Title:

By:  LB INTERSTATE GP LLC
     General Partner

     By:  PAMI LLC
     its Sole Member

          By:
             ---------------------------
                Name:
                Title:


CGLH PARTNERS II LP

By:  MK/CG-GP LLC
     General Partner

     By:  CG Interstate Associates, LLC
          a Managing Member

          By:  Continental Gencom Holdings, LLC
               its Sole Member

               By:
                  -------------------------------
                     Name:
                     Title:

     By:  KFP INTERSTATE ASSOCIATES, LLC
          a Managing Member

          By:  KFP Interstate, LLC.
          its Managing Member

                   By:  KFP Holdings, Ltd.
                   its Sole Member

                            By:  Grosvenor, L.C.
                                 its General Partner

                                 By:
                                    -------------------------
                                       Name:
                                       Title:

By:  LB INTERSTATE GP LLC
     General Partner

     By:  PAMI LLC
          its Sole Member

          By:
             ----------------------------
                Name:
                Title: